                                                                    EXHIBIT 10.9

                         LIMITED PARTNERSHIP AGREEMENT

                                    BETWEEN


                             1310818 ONTARIO INC.

                                      AND

              METROLAND PRINTING, PUBLISHING & DISTRIBUTING LTD.

                                      AND

                            CITYSEARCH CANADA INC.

                                      AND

                          TELE-DIRECT (SERVICES) INC.

                                      AND

                               CITYSEARCH, INC.

                                      AND

                              TORSTAR CORPORATION

                                      AND

                        TELE-DIRECT (PUBLICATIONS) INC.


                                  MADE AS OF


                                AUGUST 31, 1998

                               TABLE OF CONTENTS

                                                                                      Page
ARTICLE 1 INTERPRETATION
  1.1  Definitions...................................................................    3
  1.2  Headings and Table of Contents................................................    7
  1.3  Incorporation of Preambles and Recitals.......................................    7
  1.4  Extended Meanings.............................................................    7
  1.5  Accounting Principles.........................................................    7
  1.6  Calculation of Time...........................................................    7

ARTICLE 2 THE LIMITED PARTNERSHIP
  2.1   Formation....................................................................    8
  2.2   Declaration of Limited Partnership...........................................    8
  2.3   Filing of Declarations.......................................................    9
  2.4   Unlimited Liability of General Partner.......................................    9
  2.5   Limited Liability of Limited Partners........................................    9
  2.6   Limited Partnership Interests................................................    9
  2.7   Business.....................................................................   10
  2.8   Name.........................................................................   10
  2.9   Authority....................................................................   10
  2.10  Activities...................................................................   10
  2.11  California Franchise Disclaimer..............................................   10
  2.12  Ownership of Limited Partners................................................   10
  2.13  Year 2000 Compliance.........................................................   11

ARTICLE 3 PLACE OF LIMITED PARTNERSHIP BUSINESS
  3.1   Location.....................................................................   12
  3.2   Qualification................................................................   12

ARTICLE 4 GENERAL PARTNER AND RESTRICTIONS ON LIMITED PARTNERS
  4.1   General Partner and Duties of the General Partner............................   12
  4.2   Appointment of Operating Personnel by General Partner........................   13
  4.3   Reimbursement of the General Partner.........................................   13
  4.4   Appointment of Publisher.....................................................   13
  4.5   Borrowing....................................................................   13
  4.6   No Commingling of Funds......................................................   13
  4.7   Restrictions upon the General Partner........................................   13
  4.8   Representations and Warranties of General Partner............................   14
  4.9   Limitations on Authority of the Limited Partners.............................   14

ARTICLE 5 MANAGEMENT OF THE LIMITED PARTNERSHIP,ACCOUNTING AND FINANCIAL
STATEMENTS

  5.1    Control......................................................................  15
  5.2    Meetings.....................................................................  15
  5.3    Minute Book..................................................................  15
  5.4    Books and Records............................................................  15
  5.5    Financial Statements.........................................................  16
  5.6    Auditors.....................................................................  16
  5.7    Fiscal Year End..............................................................  16
  5.8    Other Information............................................................  16

ARTICLE 6 CAPITAL CONTRIBUTIONS,ALLOCATIONS AND DISTRIBUTIONS
  6.1    Classes of Accounts..........................................................  17
  6.2    Capital Contributions........................................................  17
  6.3    Capital Accounts and Initial Capital Contributions...........................  18
  6.4    Additional Capital Contributions.............................................  18
  6.5    Consequences of Non-Payment of Additional Capital Contribution...............  19
  6.6    Allocation for Income Tax Purposes...........................................  21
  6.7    Distributions to Limited Partners............................................  22
  6.8    Allocation in Event of Transfer..............................................  22

ARTICLE 7 BUSINESS CONTRIBUTIONS AND OPERATION
  7.1    Locations Where Service Will Be Provided.....................................  22
  7.2    Site Selection...............................................................  24
  7.3    Contributions of the Limited Partners........................................  24
  7.4    Subsequent Inputs............................................................  24
  7.5    Tele-Direct Contributions....................................................  24
  7.6    Excluded TEP/Metroland Assets and Excluded Tele-Direct Assets................  25
  7.7    Excluded Assets..............................................................  25
  7.8    Sympatico....................................................................  26
  7.9    CitySearch Canada Competitors................................................  26

ARTICLE 8 COVENANTS OF LIMITED PARTNERS
  8.1    Covenants....................................................................  27

ARTICLE 9 TERMINATION, DISSOLUTION AND NON-COMPETITION
  9.1    Term.........................................................................  27
  9.2    Dissolution..................................................................  28

ARTICLE 10 INSURANCE
  10.1   Insurance....................................................................  29

ARTICLE 11 GENERAL
  11.1   Further Assurances...........................................................  29
  11.2   Public Announcements.........................................................  30
  11.3   Benefit of the Agreement.....................................................  30
  11.4   Entire Agreement.............................................................  30

  11.5   Dispute Resolution...........................................................  30
  11.6   Amendment and Waiver.........................................................  31
  11.7   Assignment...................................................................  31
  11.8   Notices......................................................................  31
  11.9   Governing Law................................................................  33
  11.10  Limited Partner not a General Partner........................................  33
  11.11  Counterparts.................................................................  33

                         LIMITED PARTNERSHIP AGREEMENT
                         -----------------------------

          THIS AGREEMENT made as of August 31, 1998;

B E T W E E N:

          1310818 ONTARIO INC., a corporation incorporated under the laws of Ontario

          (hereinafter referred to as "General Partner")

                                                               OF THE FIRST PART

                                    - and -

          METROLAND PRINTING, PUBLISHING & DISTRIBUTING LTD., a corporation incorporated under the laws of Ontario

          (hereinafter referred to as "Metroland")

                                                              OF THE SECOND PART

                                    - and -

          CITYSEARCH CANADA INC., a corporation incorporated under the laws of Ontario

          (hereinafter referred to as "CitySearch Canada")

                                                               OF THE THIRD PART

                                    - and -

          TELE-DIRECT (SERVICES) INC., a corporation incorporated under the laws of Canada

          (hereinafter referred to as "Tele-Direct")

                                                              OF THE FOURTH PART

                                    - and -

          CITYSEARCH, INC., a corporation incorporated under the laws of Delaware

          (hereinafter referred to as "CitySearch U.S.A.")

                                                               OF THE FIFTH PART

                                    - and -

          TORSTAR CORPORATION, a corporation incorporated under the laws of Ontario

          (hereinafter referred to as "Torstar")

                                                               OF THE SIXTH PART

                                    - and -

          TELE-DIRECT (PUBLICATIONS) INC., a corporation incorporated under the laws of Canada

          (hereinafter referred to as "Tele-Direct Pub.")

                                                             OF THE SEVENTH PART


          WHEREAS the parties hereto hereby agree to form a limited partnership for the purpose of operating the Limited Partnership Business;

          AND WHEREAS the parties hereto have entered into this Agreement for the purpose of making provision for the harmonious operation of the Limited Partnership and to provide for their obligations with respect to the Limited Partnership and to each other in respect of the Limited Partnership;

          AND WHEREAS the General Partner is to be the general partner and the Limited Partners are to be the limited partners of the limited partnership created by this Agreement;

          AND WHEREAS Tele-Direct Pub., CitySearch U.S.A. and Torstar are parties to this Agreement for the purpose of giving the representations and warranties provided for in Section 2.12;

          AND WHEREAS CitySearch U.S.A. is also a party to this Agreement for the purpose of giving the covenant in Section 2.13;

          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                INTERPRETATION
                                --------------

1.1       DEFINITIONS
          -----------

          In this Agreement, unless something in the subject matter or context is inconsistent therewith, the following terms as used herein, including the recitals, shall have the meanings set forth below:

     (a) "AMENDED AND RESTATED LICENSE AND SERVICES AGREEMENT" means the agreement made between CitySearch U.S.A. and CitySearch Canada providing for the licensing to CitySearch Canada of certain software, technology and know-how dated as of August 31, 1998;

     (b) "ACT" means the Limited Partnerships Act (Ontario) as now enacted or as the same may be from time to time amended, re-enacted or replaced;

     (c) "AFFILIATE" means an affiliate of a party as determined by the provisions of the Business Corporations Act (Ontario) as now enacted or as the same may be from time to time amended, re-enacted or replaced;

     (d) "AGREEMENT" means this agreement and all amendments made hereto by written agreement between the parties hereto;

     (e) "ANCILLARY AGREEMENTS" means the Amended and Restated License and Services Agreement, toronto.com Sublicense and Services Agreement, Tele-Direct Sales Agreement, Tele-Direct Services Agreement, Torstar Services Agreement, Metroland and CitySearch Conveyance and Employee Transfer Agreement, Reciprocal Fees Agreement and Non-Competition Agreement, each dated as of August 31, 1998;

     (f) "ANNUAL BUDGET" means the then current annual budget (including projections of cash flow, capital expenditure and income) for the Limited Partnership approved pursuant to Section 5.1 of the Unanimous Shareholder Agreement;

     (g)  "AUDITORS" means the auditors appointed pursuant to Section 5.6;

     (h) "BOARD OF DIRECTORS" means the board of directors of the General Partner as elected or appointed from time to time;

     (i) "BUSINESS" means the business of developing and operating local on-line services (with content comprising local news and information, local events, yellow pages business directories, and with classified advertising content relating to jobs, automotive, real estate and other classifications) that facilitate communication and business transactions for internet users, generating revenue from advertising and electronic commerce transactions, all as more particularly described in Schedule B;

     (j) "BUSINESS DAY" means a day other than a Saturday, Sunday or statutory holiday in Ontario or California;

     (k) "BUSINESS PLAN" means a business and marketing plan of the Limited Partnership as approved by the Board of Directors pursuant to Section
          5.1 of the Unanimous Shareholder Agreement;

     (l) "CAPITAL" means the amount of cash or the value of all property contributed to the capital of the Limited Partnership pursuant to the provisions hereof;

     (m) "CAPITAL ACCOUNT" of a Limited Partner means an account to which is credited or debited all Capital contributions received from and Capital distributions made, respectively, to such Limited Partner, in accordance with the provisions of this Agreement;

     (n) "CITYSEARCH INFORMATION SERVICE" means an online service of providing Content related to restaurants, entertainment, retail establishment, community events and other services, including on-line ticketing and sale of merchandise, pertaining to a particular city or geographic region which uses the CitySearch Systems;

     (o) "CITYSEARCH SYSTEMS" has the meaning ascribed thereto in the Amended and Restated License and Services Agreement;

     (p) "CONTENT" has the meaning ascribed thereto in the Amended and Restated License and Services Agreement;

     (q)  "CONTRIBUTING LIMITED PARTNER" has the meaning ascribed thereto in
          Section 6.5;

     (r) "CURRENT ACCOUNT" of a Limited Partner means an account to which is credited or debited the net income or net loss, respectively, of the Limited Partnership allocated to such Limited Partner in accordance with the provisions of Section 6.1;

     (s)  "DILUTION DATE" has the meaning set forth in Section 6.5;

     (t) "DISTRIBUTION" and "DISTRIBUTED" shall mean amounts paid or other property distributed by the Limited Partner in respect, or on account of its interest in the Limited Partnership;

     (u) "DIRECT COMPETITOR" of Metroland means a person whose business is primarily involved in newspaper or electronic publishing; a Direct Competitor of CitySearch Canada means a person whose business competes directly with that of CitySearch Canada, CitySearch U.S.A. or any of their respective Affiliates involved in electronic publishing; and a Direct Competitor of Tele-Direct means a person whose business competes directly with Tele-Direct or any of its respective Affiliates in print and electronic publishing and data-related businesses;

     (v) "EBITDA" means, for a particular fiscal period of the Limited Partnership, the income (or loss) of the Limited Partnership before deductions of depreciation, amortization, interest and taxes for such fiscal period as determined from the financial statements of the Limited Partnership for such period;

     (w)  "EXCLUSIVE TERRITORY" means the territory so marked in Schedule A;

     (x) "EXECUTIVE COMMITTEE" means the executive committee of the Board of Directors of the General Partner, as constituted from time to time;

     (y) "FISCAL YEAR" means the period which currently commences on the date hereof or January 1, and the case may be in any calendar year and ends on December 31 in the same calendar year, or any other period determined from time to time by the Board of Directors of the Corporation to be the fiscal year of the Corporation;

     (z)  "GENERAL PARTNER" means 1310818 Ontario Inc.;

     (aa) "INITIAL CAPITAL CONTRIBUTION" means in the case of Tele-Direct, the amount of $[*] in cash, in the case of CitySearch Canada, the adjusted cost base of the assets it is contributing under Section 6.2(b)(i) which is estimated to be [*] Dollars ($[*]), and in the case of Metroland, the adjusted cost base of the assets it is contributing under Section 6.2(b)(ii) and an amount by way of deemed Capital contribution sufficient to bring Metroland's Initial Capital Contribution to [*] Dollars ($[*]);

     (bb) "LIMITED PARTNERS" means Tele-Direct, Metroland and CitySearch Canada, together with such other Persons who may become parties to this Agreement and Limited Partner means any one of them;


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (cc) "LIMITED PARTNERSHIP" means the limited partnership constituted by this Agreement;

     (dd) "LIMITED PARTNERSHIP BUSINESS" means the Business to be carried on in the Exclusive Territory set forth on the map in Schedule A;

     (ee) "LIMITED PARTNERSHIP INTEREST" has the meaning, subject to adjustment pursuant to Section 6.4(2), set forth in Schedule E;

     (ff) "MAJOR LIMITED PARTNERS" means Tele-Direct and Metroland and a Major Limited Partner means any one of them;

     (gg) "MAJOR SHAREHOLDERS" means collectively Tele-Direct and Metroland and a "Major Shareholder" means any one of them;

     (hh) "METROLAND AND CITYSEARCH CANADA CONVEYANCE AND EMPLOYEE TRANSFER AGREEMENT" means an agreement among CitySearch Canada, Metroland, Tele-Direct and the Limited Partnership dated August 31, 1998;

     (ii) "NON-COMPETITION AGREEMENT" means an agreement made as of August 31, 1998 among Toronto Star Newspapers Ltd, Metroland, Tele-Direct and CitySearch Canada;

     (jj) "NON-CONTRIBUTING LIMITED PARTNER" has the meaning set forth in
          Section 6.5;

     (kk) "NOTICE" has the meaning set forth in Section 6.5;

     (ll) "PERSON" means an individual, partnership, unincorporated association, organization, syndicate, corporation, trustee, executor, administrator or other legal or personal representative;

     (mm) "PROMISSORY NOTE" has  the meaning ascribed thereto in Section 6.2(b);

     (nn) "SHAREHOLDER" means any holder of shares in the capital of the General Partner;

     (oo) "TEP" means Torstar Electronics Publishing Ltd;

     (pp) "TORONTO STAR CITYSEARCH" means the general partnership formed as of February 17, 1997 between Metroland and CitySearch Canada;

     (qq) "TORONTO.COM SUBLICENSE AND SERVICES AGREEMENT" means the agreement between CitySearch Canada and the Limited Partnership dated as of August 31, 1998;

     (rr) "TRANSFER" means to sell, assign, surrender, give, transfer, pledge, mortgage, charge, create a security interest in, hypothecate or otherwise encumber the Limited Partnership Interest, whether voluntary, involuntary, by operation of law or otherwise. A change in control of a Limited Partner shall be deemed not to be a Transfer of the Limited Partnership Interest held by that Limited Partner; and

     (ss) "UNANIMOUS SHAREHOLDERS AGREEMENT" means an agreement made as of August 31, 1998 between Tele-Direct, Metroland, CitySearch Canada and the General Partner.

1.2       HEADINGS AND TABLE OF CONTENTS
          ------------------------------

          The division of this Agreement into Articles and Sections, the insertion of headings and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto.

1.3       INCORPORATION OF PREAMBLES AND RECITALS
          ---------------------------------------

          The preambles and recitals set forth herein are true and correct at the date hereof and are deemed to be part of this Agreement.

1.4       EXTENDED MEANINGS
          -----------------

          In this Agreement words importing the singular number only shall include the plural and vice versa, words importing any gender shall include all genders and words importing Persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.5       ACCOUNTING PRINCIPLES
          ---------------------

          Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made.

1.6       CALCULATION OF TIME
          -------------------

          When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the first day of such period shall be excluded and the last day of such period shall be included. If the last day of such period is not a Business Day, the period in question shall end on the next Business Day.

1.7       CURRENCY
          --------

          Unless otherwise provided herein, all reference to currency shall be to Canadian dollars.

1.8       SECTION AND SCHEDULE REFERENCES
          -------------------------------

          Unless the context requires otherwise, references in this Agreement to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of this Agreement. The Exhibits and Schedules to this Agreement are as follows:

          EXHIBITS
          --------

          A    Promissory Note

          SCHEDULES
          ---------

          A    Area Map of the Exclusive Territory
          B    Description of the Limited Partnership's Business
          C    Cities/Regions in which Torstar/Metroland Operates and in which
               Tele-Direct Operates
          D    Inputs
          E    Limited Partnership Interest

                                   ARTICLE 2
                            THE LIMITED PARTNERSHIP
                            -----------------------

2.1       FORMATION
          ---------

          The General Partner and the Limited Partners hereby constitute themselves a limited partnership (the "Limited Partnership") for the purpose of carrying on the Limited Partnership Business, subject to the terms and conditions hereinafter set forth. To the extent not otherwise provided for herein, the Limited Partnership shall be governed by the provisions of the Act as now enacted or as the same may be from time to time amended, re-enacted or replaced.

2.2       DECLARATION OF LIMITED PARTNERSHIP
          ----------------------------------

          A Declaration of Limited Partnership shall be filed or recorded to establish the Limited Partnership with the Ministry of Consumer and Commercial Relations in accordance with the provisions of the Act and in such other public office as is required under applicable law or deemed advisable under the discretion of the General Partner. Further amendments to the declaration also shall be duly filed and recorded as required under the law or deemed advisable in the discretion of the General Partner.

2.3       FILING OF DECLARATIONS
          ----------------------

          As soon as practicable following the execution hereof, the General Partner shall cause to be executed and filed such declarations, instruments and documents as may be required under the laws of Ontario including the requisite declarations under the Act. The General Partner shall, in accordance with the provisions of this Agreement, cause to be filed, as appropriate, additional declarations as required under the Act. The General Partner and each Limited Partner shall execute and deliver as promptly as possible any documents that may be necessary or desirable to accomplish the purposes of this Agreement or to give effect to the formation and continuance of the Limited Partnership under applicable laws. The General Partner shall take all necessary actions on the basis of information available to it and maintain the status of the Limited Partnership as a limited partnership.

2.4       UNLIMITED LIABILITY OF GENERAL PARTNER
          --------------------------------------

          The General Partner will have unlimited liability for all debts and other liabilities and obligations of the Limited Partnership.

2.5       LIMITED LIABILITY OF LIMITED PARTNERS
          -------------------------------------

          Subject to the Act and any specific assumption of liability, the liability of each Limited Partner for the debts, liabilities and obligations of the Limited Partnership is limited to the amount of capital that such Limited Partner has contributed or agreed to contribute to the Limited Partnership plus such Limited Partner's share of the undistributed income of the Partnership as set out herein and a Limited Partner shall have no further personal liability for such debts, liabilities and obligations after making the full amount of such Limited Partner's capital contribution to the Limited Partnership, subject to any further calls or assessments or further contributions to the Limited Partnership required pursuant to the terms of this Agreement.

2.6       LIMITED PARTNERSHIP INTERESTS
          -----------------------------

          Notwithstanding the unequal Capital contributions of the General Partner and the Limited Partners, the General Partner and the Limited Partners hereby acknowledge and agree that as of the date hereof the respective Limited Partnership Interests are as set forth in Schedule E.

2.7       BUSINESS
          --------

          The Limited Partnership shall not carry on any business other than the Limited Partnership Business and no assets of the Limited Partnership shall be used by any Limited Partner for any purpose other than the Limited Partnership Business.

2.8       NAME
          ----

          The name of the Limited Partnership shall be toronto.com. The primary brand and URL address of the website for the Limited Partnership shall be toronto.com. The by-line shall read as follows: "A Torstar/Tele-Direct Partnership". In addition, the Toronto Star and Yellow Pages brands and/or trademarks will be prominently displayed on the homepage and elsewhere on the site. A mark will be placed "above the fold" on the first screen visible without scrolling on the home page with the CitySearch U.S.A. logo and the statement "A member of the CitySearch network".

2.9       AUTHORITY
          ---------

          Except as otherwise provided herein, no Limited Partner shall have any authority to act for, or assume any obligation or responsibility on behalf of, any other Limited Partner or the Limited Partnership.

2.10      ACTIVITIES
          ----------

          Each Limited Partner shall act in good faith toward, and in the best interests of, the Limited Partnership and shall devote such time as may be required to fulfill the obligations assumed by the Limited Partner in this Agreement. Except as otherwise provided in Article 7 and subject to such activities not causing a breach of this Agreement, each Limited Partner may engage in any other business or activity outside the Limited Partnership Business.

2.11      CALIFORNIA FRANCHISE DISCLAIMER
          -------------------------------

          The parties agree that neither this Agreement nor the business relationship established hereunder will be construed as granting a franchise. The parties warrant to one another that they have consulted counsel in reviewing and negotiating this Agreement and have concluded that no business plan or franchise fees are conveyed or provided for in this Agreement or otherwise by the relationship established hereby or by the relationship between the parties.

2.12      OWNERSHIP OF LIMITED PARTNERS
          -----------------------------

     (1) CitySearch U.S.A. represents and warrants to Tele-Direct, Tele-Direct Pub., Torstar and Metroland that it is the beneficial and registered owner of all of the outstanding shares of CitySearch Canada. Subject to the terms of this Agreement, CitySearch U.S.A. covenants to ensure that the Limited Partnership Interest held by CitySearch Canada continues to be held by a direct or indirect wholly-owned subsidiary of CitySearch U.S.A.

     (2) Torstar represents and warrants to Tele-Direct, Tele-Direct Pub., CitySearch U.S.A. and CitySearch Canada that it is the beneficial and registered owner of all of the outstanding shares of Toronto Star Newspapers Limited, which is the beneficial and registered owner of all of the outstanding shares of Metroland. Subject to the terms of this Agreement, Torstar covenants to ensure that the Limited Partnership Interest held by Metroland continues to be held by a direct or indirect wholly-owned subsidiary of Torstar.

     (3) Tele-Direct Pub. represents and warrants to Torstar, Metroland, CitySearch U.S.A. and CitySearch Canada that it is the beneficial and registered owner of all of the outstanding shares of Tele-Direct. Subject to the terms of this Agreement, Tele-Direct Pub. covenants to ensure that the Limited Partnership Interest held by Tele-Direct continues to be held by a direct or indirect wholly-owned subsidiary of Tele-Direct Pub.

2.13      YEAR 2000 COMPLIANCE
          --------------------

          CitySearch U.S.A. covenants that on or before August 31, 1999:

          (i) its 2.5, 2.6 and 2.7 releases of the software currently utilized by the Limited Partnership will be installed in the toronto.com platform; and

          (ii) such releases will be Year 2000 compliant.

For the purposes of this Agreement, Year 2000 compliance shall mean the software has been written and tested to support numeric transitions in leap years and from the 20th to the 21st centuries, and back (eg. all calculations, ageing, reporting, printing, displays, reversals, disasters, on vital records, recoveries) without corruption or impact to current and/or future operations, and that the software will operate during each such time period without error or inaccuracy relating to or arising from the processing of calendar date data, including without limitation, recognizing, calculating, comparing, managing, manipulating, sorting and sequencing from, into and between different centuries or more than one century, recognizing calendar date data century and performing calculations to accommodate same-century and multi-century formulas and calendar date values.

                                   ARTICLE 3
                     PLACE OF LIMITED PARTNERSHIP BUSINESS
                     -------------------------------------

3.1       LOCATION
          --------

          The principal place of business shall be at 1 Yonge Street, in the City of Toronto in the Province of Ontario, M5E 1E6, or as may otherwise be determined by the General Partner, and the books and records of accounts of the Limited Partnership shall be kept at such location.

3.2       QUALIFICATION
          -------------

          To the extent required by any applicable law, the Limited Partnership and each Limited Partner shall qualify to carry on the Limited Partnership Business where the Limited Partnership Business is to be carried on from time to time and shall maintain such registrations as may be necessary to lawfully carry on the Limited Partnership Business.

                                   ARTICLE 4
             GENERAL PARTNER AND RESTRICTIONS ON LIMITED PARTNERS
             ----------------------------------------------------

4.1       GENERAL PARTNER AND DUTIES OF THE GENERAL PARTNER
          -------------------------------------------------

          Subject to any delegation of its powers properly authorized and subject to the provisions of the Act, the General Partner will control and have full and exclusive power, authority and responsibility of the business of the Limited Partnership and will do or cause to be done in a prudent and reasonable manner any and all acts necessary, appropriate or incidental to the business of the Limited Partnership.

          The General Partner shall exercise the powers and discharge the duties of its office hereunder honestly, in good faith and in the best interest of the Limited Partners and, in connection therewith, shall exercise the degree of care, diligence and skill that a reasonably prudent person, experienced in the business of the Limited Partnership, would exercise in comparable circumstances. The General Partner shall be entitled to retain advisors, experts or consultants to assist it in the exercise of its powers and the performance of its duties hereunder. The General Partner further covenants that it shall maintain the confidentiality of financial and other information and data which it may obtain through or on behalf of the Limited Partnership, the disclosure of which may adversely affect the interests of the Limited Partnership or a Limited Partner, except to the extent that the disclosure is required by law or is in the best interests of the Limited Partnership, and it shall utilize the information and data only for the business of the Limited Partnership.

4.2       APPOINTMENT OF OPERATING PERSONNEL BY GENERAL PARTNER
          -----------------------------------------------------

          The General Partner shall appoint operating personnel of the Limited Partnership and specify their duties.

4.3       REIMBURSEMENT OF THE GENERAL PARTNER
          ------------------------------------

          The General Partner is entitled to reimbursement by the Limited Partnership for all reasonable third party costs and expenses which are incurred by the General Partner on behalf of the Limited Partnership in the ordinary course of business or other costs and expenses incidental to acting as General Partner to the Limited Partnership which are incurred, provided the General Partner is not in default of its duties hereunder in connection with such costs and expenses.

4.4       APPOINTMENT OF PUBLISHER
          ------------------------

          The General Partner shall appoint the Publisher of the Limited Partnership who shall report directly to the Executive Committee, which in turn shall report to the Board of Directors. Until replaced with the approval of a majority of the Board of Directors, the first Publisher shall be a Torstar employee.

4.5       BORROWING
          ---------

          The General Partner may borrow funds in the name of and on the security of the assets of the Limited Partnership for the purposes of financing and refinancing the business and operations of the Limited Partnership but not for any other purpose.

4.6       NO COMMINGLING OF FUNDS
          -----------------------

          The funds or assets of the Limited Partnership shall not be commingled with the funds or assets of the General Partner or any other Person.

4.7       RESTRICTIONS UPON THE GENERAL PARTNER
          -------------------------------------

     (1) The General Partner covenants that it shall not without the written consent of all of the Limited Partners:

     (a) cause the Limited Partnership to guarantee the obligations or liabilities of or make loans to the General Partner or any affiliate or associate of the General Partner; or

     (b) commingle the funds of the Limited Partnership with the funds of the General Partner or any affiliate or associate of either of the General Partner or any other Person;

     (2) The General Partner has no authority without the written consent to the specific act of all of the Limited Partners to:

     (a)  do any act in contravention of this Agreement;

     (b) do any act which makes it impossible to carry on the ordinary business of the Limited Partnership;

     (c)  consent to a judgment against the Limited Partnership;

     (d) possess property of the Limited Partnership, or assign any rights in specific property of the Limited Partnership, for other than a limited partnership purpose; or

     (e)  admit a Person as a general partner.

4.8       REPRESENTATIONS AND WARRANTIES OF GENERAL PARTNER
          -------------------------------------------------

          The General Partner represents, warrants and covenants to the Limited Partners that the General Partner:

     (a) is a corporation incorporated and in good standing under the laws of the Province of Ontario;

     (b) has the capacity and corporate authority to act as General Partner and to perform its obligations under this Agreement, and such obligations do not and will not conflict with or breach its Articles of Incorporation, by-laws or any agreement by which it is bound; and

     (c) will carry on no business other than for the purposes set forth in this Agreement.

4.9       LIMITATIONS ON AUTHORITY OF THE LIMITED PARTNERS
          ------------------------------------------------

          While Limited Partners have voting rights with respect to certain matters, including the termination of the Limited Partnership, no Limited Partner may take part in the operation or management of the business of the Limited Partnership nor may any Limited Partner have the power to sign for or to bind the Limited Partnership; however a Limited Partner may from time to time examine into the state and progress of the business of the Limited Partnership and advise as to its management. Limited Partners shall comply with the provisions of the Act in force or in effect from time to time and shall not take any action which will jeopardize or eliminate the status of the Limited Partnership as a limited partnership.


                                   ARTICLE 5
                    MANAGEMENT OF THE LIMITED PARTNERSHIP,
                      ACCOUNTING AND FINANCIAL STATEMENTS
                      -----------------------------------

5.1       CONTROL
          -------

          The General Partner shall have the full and exclusive control of the business of the Limited Partnership. The Limited Partners shall have no control over and no right to control the business of the Limited Partnership or the management or direction of its affairs or policy and shall not have any power to transact the business of, or sign for, or in any way bind, the Limited Partnership.

5.2       MEETINGS
          --------

          Meetings of the Limited Partners may be called at any time by the General Partner and shall be called upon written request of the Limited Partners. Such request shall specify the purpose or purposes for which such meeting is to be called and shall include sufficient information to enable other Limited Partners to make a reasoned judgment on each matter to be considered at the meeting. Any such meeting shall be held at such place in Ontario as the General Partner shall reasonably designate. If the General Partner fails to call a meeting upon such request of Limited Partners within a period of 10 days after the giving of such request, the requesting Limited Partner(s) may call such meeting and the notice calling such meeting shall be signed by such requesting Limited Partner(s) or by any Person as such requesting Limited Partner(s) may specify in writing.

5.3       MINUTE BOOK
          -----------

          All proceedings at all meetings of Limited Partners shall be recorded in a minute book by the General Partner, which minute book shall be available for the inspection of the Limited Partners at all meetings of Limited Partners and at all other reasonable times during normal business hours at the offices of the Limited Partnership.

5.4       BOOKS AND RECORDS
          -----------------

          Proper books of account and records shall reflect all Limited Partnership transactions, shall be kept by the Limited Partnership at the principal place of business, and entry shall be made therein in accordance with generally accepted accounting principles. Each of the Limited Partners shall have access at all reasonable times to examine and copy such books of account and records, as well as tax returns and tax assessments, provided that any confidential information which is obtained from their examinations shall not be disclosed to Persons who are not Shareholders or Limited Partners (or their professional advisors) and shall not be used for any improper purpose. The financial statements for the Limited Partnership shall be audited for all Fiscal Years of the Limited Partnership.

5.5       FINANCIAL STATEMENTS
          --------------------

     (1) As soon as practicable after the end of each month but no later than six (6) Business Days thereafter, financial statements shall be prepared by the Limited Partnership, for and as of the end of such month, in accordance with generally accepted accounting principles consistently applied, and such financial statements shall show the cash flow, the assets and the liabilities of the Limited Partnership, all income and revenue received and receivable and all expenses, costs and charges incurred and paid or payable by the Limited Partnership in respect of such month, with the resulting net profit or loss of the Limited Partnership in respect of such month, and shall also show the amounts standing to the credit of each Limited Partner hereto in respect of its Capital Account and Current Account, all in accordance with the provisions herein contained. As soon as practicable at the end of each Fiscal Year of the Limited Partnership but no more than 30 days thereafter, like financial statements shall be prepared for and as of the end of such Fiscal Year. As soon as practicable at the end of each Fiscal Year of the Limited Partnership and no later than sixty (60) days thereafter, audited financial statements shall be prepared for the Limited Partnership at the expense of the Limited Partnership in accordance with generally accepted accounting principles consistently applied.

     (2) Any financial statements prepared and certified by the Auditors as herein provided shall be final, binding and conclusive among the Limited Partners in the absence of manifest error.

5.6       AUDITORS
          --------

          Ernst & Young shall be appointed the Auditors unless, prior to the appointment of any other Person as Auditors, the General Partner has consented in writing to such person being appointed.

5.7       FISCAL YEAR END
          ---------------

          The fiscal year end of the Limited Partnership shall be December 31 in each year.

5.8       OTHER INFORMATION
          -----------------

          The General Partner shall provide or cause to be provided to the Limited Partners such additional financial and other information as may be required from time to time under applicable legislation.


                                   ARTICLE 6
                            CAPITAL CONTRIBUTIONS,
                         ALLOCATIONS AND DISTRIBUTIONS
                         -----------------------------

6.1       CLASSES OF ACCOUNTS
          -------------------

     (1) The Limited Partnership shall maintain a Capital Account and a Current Account for each Limited Partner.

     (2) The Capital contributions by each Limited Partner shall be credited to the Capital Account maintained for such Limited Partner and the Capital distributed to such Limited Partner shall be debited therefrom. No Limited Partner shall be entitled to withdraw any part of its Capital Account or to receive any distribution except as determined by the Board of Directors.

     (3) The Limited Partnership's income allocated to each Limited Partner shall be credited to the Current Account maintained for such Limited Partner and any Limited Partnership's loss allocated to such Limited Partner shall be debited therefrom. All distributions to the Limited Partners (except Capital distributions) shall be debited to the Current Accounts.

6.2       CAPITAL CONTRIBUTIONS
          ---------------------

     (a)  GENERAL PARTNER

          The General Partner shall contribute as Capital to the Limited Partnership the cash sum of $10, on execution of this Agreement.

     (b)  LIMITED PARTNERS

          Not later than the close of business on the Business Day following the date of this Agreement, or as otherwise agreed, the Limited Partners shall make Capital contributions to the Limited Partnership as follows:

          (i) CitySearch Canada shall contribute its undivided interest in the assets and its proportionate share of the liabilities of Toronto Star CitySearch as set out in the Metroland and CitySearch Canada Conveyance and Employee Transfer Agreement;

          (ii) Metroland shall contribute its undivided interest in the assets and its proportionate share of the liabilities of Toronto Star CitySearch as set out in the Metroland and CitySearch Canada Conveyance and Employee Transfer Agreement; and

          (iii) Tele-Direct shall contribute $[*] of which $[*] shall be contributed not later than the close of business on the Business Day following the date of this Agreement, together with a promissory note in substantially the same form as Exhibit A hereto for the balance (the "Promissory Note"), of which $[*] is to be contributed on February 26, 1999 and $[*] is to be contributed on May 28, 1999, or such earlier dates as determined by the Board of Directors.

     (c)  INTEREST ON CAPITAL CONTRIBUTIONS

          No Limited Partner shall be entitled to interest on the amount of its Capital contribution to the Limited Partnership.

     (d)  GST AND PST INDEMNIFICATION

          Metroland and CitySearch Canada shall indemnify the Limited Partnership from Goods and Services Tax and Ontario Provincial Sales Tax resulting from the Transfer of their respective undivided interests in the assets of Toronto Star CitySearch to the Limited Partnership.

6.3       CAPITAL ACCOUNTS AND INITIAL CAPITAL CONTRIBUTIONS
          --------------------------------------------------

          As of the date hereof, the Capital Accounts of the Limited Partners are as follows:

          Tele-Direct:          $[*]
          Metroland:            $[*]
          CitySearch Canada:    $[*]

          The foregoing is subject to amendment to reflect the actual cost base of the assets being contributed to the Limited Partnership by Metroland and CitySearch Canada. After finalization of the Capital Accounts for Metroland and CitySearch Canada, Tele-Direct shall have the right to review and verify the amount of such Capital Accounts.

6.4       ADDITIONAL CAPITAL CONTRIBUTIONS
          --------------------------------


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (1) Additional Capital contributions required for the Limited Partnership shall be identified and provided for in the Annual Budget. By the close of business on the last Business Day of each fiscal quarter, the Major Limited Partners agree to make any additional Capital contributions, on a pro rata basis, which are specified in the Annual Budget and approved by the Major Limited Partners as being required for the fiscal quarter following the next succeeding fiscal quarter. In addition, the Major Limited Partners shall have the authority to determine, on a quarterly basis, the amount of any additional required Capital contributions not identified in the Annual Budget which are in the best interest of the Limited Partnership. Such additional Capital contributions determined by the Major Limited Partners as being required in a particular fiscal quarter shall not exceed [*]% of the Capital contributions specified in the Annual Budget for such fiscal quarter. The Major Limited Partners agree to make additional Capital contributions, on a pro rata basis, by the close of business on the second Business Day following a capital call by them.

     (2) Each Major Limited Partner shall contribute its pro rata share of the additional Capital contributions pursuant to Section 6.4(1), failing which that Major Partner's Limited Partnership Interest shall be diluted in accordance with the formula set forth in Section 6.5.

     (3) In the event that any Major Limited Partner fails to make an additional Capital contribution required pursuant to Section 6.4(1), and that Major Partner's Limited Partnership Interest is diluted, the General Partner shall cause Schedule E to be amended to appropriately reflect the adjustment to the Limited Partnership Interests of the Limited Partners.

6.5       CONSEQUENCES OF NON-PAYMENT OF ADDITIONAL CAPITAL CONTRIBUTION
          --------------------------------------------------------------

          If a Major Limited Partner fails to make an additional Capital contribution in accordance with Section 6.4(1) hereof (the "Non-Contributing Limited Partner") the other Major Limited Partner (the "Contributing Limited Partner") may, in addition to making its own contribution, elect by notice to the Non-Contributing Limited Partner (the "Notice"), to make the contribution of the Non-Contributing Limited Partner. Upon non-contribution by a Major Limited Partner, the Limited Partnership Interest of the Non-Contributing Limited Partner shall be diluted in accordance with the terms and conditions hereinafter set forth.

     (a) In the event that the Non-Contributing Limited Partner has not paid its proportionate share of the additional Capital contribution by the close of the second Business Day (the "Dilution Date") following receipt of a capital call pursuant to Section 6.4(1), such Non-Contributing Partner's Limited Partnership Interest shall be determined in accordance with the calculation set out below. The Limited Partnership Interests of the Major Limited Partners following non-contribution by a Major Limited Partner shall be calculated as follows:


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               the aggregate of the Contributing Major
                               Limited Partner's Initial Capital
                               Contribution plus the additional required
                               Capital contribution
                               --------------------------------X [*]%
                               the aggregate of the Initial Capital
Limited Partnership Interest = Contributions of both Major Limited Partners
of a Major Limited Partner     plus the additional required Capital
                               contribution

          For greater clarity, the following examples illustrate the adjustment to the respective Limited Partnership Interests:

A)   FIRST ADDITIONAL CAPITAL CONTRIBUTION:
     Initial Capital Contributions of each Major Limited  $[*]
     Partner:

     Limited Partnership Interest:                        [*]%
     additional Capital contribution:                     $2 million

     Limited Partnership Interest of sole Contributing    [*]  X [*]% = [*]%
     Limited Partner "A" after contribution:              ---
                                                          [*]
B)   FUTURE ADDITIONAL CAPITAL CONTRIBUTION:

     Limited Partnership Interest:                        Contributing Limited
                                                          Partner
                                                          "A": [*]%
                                                          Non-contributing
                                                          Limited
                                                          Partner "B": [*]%
     additional Capital contribution:                     $3 million

     Limited Partnership Interest of sole Contributing    [*]   X [*]% = [*]%
     Limited Partner "A" after contribution:              ---
                                                          [*]

     Relative positions of Major Limited Partners:        Contributing Limited
                                                          Partner
                                                          "A": [*]%
                                                          Non-Contributing
                                                          Limited
                                                          Partner "B": [*]%
C)   FUTURE ADDITIONAL CAPITAL CONTRIBUTION:
     Limited Partnership Interest:                        Contributing Limited
                                                          Partner


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Limited Partnership Interest:                        "A": [*]
                                                          Non-Contributing
                                                          Limited
                                                          Partner "B": [*]%

     additional Capital contribution:                     $2 million

     Limited Partnership Interest of Limited              [*]  X [*]% = [*]%
     Partner "A" as non-Contributing Limited Partner      ---
                                                          [*]

     Limited Partnership Interest of Contributing         [*]  X [*]% = [*]%
     Limited Partner "B"                                  ---
                                                          [*]

     Limited Partnership Interests following 3 capital    Limited Partner "A":
                                                          [*]%
     calls:                                               Limited Partner "B":
                                                          [*]%

     (b) if, as a result of the application of this Section 6.5, the Limited Partnership Interest of a Major Limited Partner falls below 30%, then the number of nominees on the Board of Directors to which such Major Limited Partner's corresponding Major Shareholder is otherwise entitled shall be reduced from 3 to 2 and the number of nominees of the other Major Limited Partner's corresponding Major Shareholder shall be increased from 3 to 4;

     (c) if the Limited Partnership Interest of a Major Limited Partner is diluted to 15% or less, the number of nominees on the Board of Directors to which such Major Limited Partner's corresponding Major Shareholder is entitled shall be reduced from 2 to 1 and the number of nominees of the other Major Limited Partner's corresponding Major Shareholder shall be increased from 4 to 5; and

     (d) if the Limited Partnership Interest of a Major Limited Partner falls to 15% or below any provision of this Agreement requiring the consent of both Major Limited Partners or any provision requiring the consent of both Major Shareholders pursuant to the Unanimous Shareholders Agreement shall be read as requiring the consent only of the Major Limited Partner holding the greater Limited Partnership Interest or of that Major Limited Partner's corresponding Major Shareholder as the case may be.

6.6       ALLOCATION FOR INCOME TAX PURPOSES
          ----------------------------------

          Income and losses of the Limited Partnership shall be determined in accordance with the Income Tax Act (Canada).

     (a) All net losses of the Limited Partnership shall be shared by and allocated for income tax purposes to the Limited Partners on the following basis:


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (1) With respect to the net losses arising from the first $[*] of expenses of the Limited Partnership:

          (i) the revenues of the Limited Partnership shall be allocated to each of the Major Limited Partners in proportion to their Limited Partnership Interest;

          (ii) the expenses of the Limited Partnership shall be allocated pro rata to each Major Limited Partner in accordance with the Capital Account and the Current Account (excluding revenues) of such Limited Partner as at the end of each Fiscal Year (or at the end of any accounting period, as may be appropriate in the circumstances) provided that for periods ending on or before December 31, 1998, Tele-Direct's Capital Account shall be reduced by the amount of the Promissory Note outstanding; and

          (iii) the net income or net loss for each Major Limited Partner shall be its proportionate allocation of revenue (as determined pursuant to subsection (a)(1)(i)) less its proportionate share of the Limited Partnership's expenses (as determined pursuant to subsection (a)(1)(ii) above).

     (2) With respect to any additional net losses of the Limited Partnership, all net losses of the Limited Partnership shall be allocated to each of the Major Limited Partners in proportion to their Limited Partnership Interest.

     (b) All net income of the Limited Partnership shall be shared by and allocated for income tax purposes to each of the Limited Partners in proportion to their Limited Partnership Interest.

6.7       DISTRIBUTIONS TO LIMITED PARTNERS
          ---------------------------------

     (A) DISTRIBUTIONS FROM THE CAPITAL ACCOUNT. All distributions from the Capital Account to the Limited Partners shall first be to the extent of each Limited Partner's Initial Capital Contribution, and thereafter proportionate to each Limited Partner's contributions made in excess of the Initial Capital Contribution.

     (B) DISTRIBUTIONS FROM THE CURRENT ACCOUNT. All distributions from the Current Account of each of the Limited Partners shall be pro rata in proportion to each Limited Partner's respective Limited Partnership Interest.

 6.8      ALLOCATION IN EVENT OF TRANSFER
          -------------------------------

          If a Limited Partnership Interest is transferred in accordance with the terms of this Agreement, all items of income, gain, loss, deduction and credit of the Limited Partnership shall be allocated between the periods before and after the Transfer by a "closing of the books"


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

method. As of the date of such Transfer, the transferee shall succeed to the Capital Account of the transferor Limited Partner with respect to the transferred Limited Partnership Interest. This Section 6.8 shall apply for purposes of computing a Limited Partner's Capital Account.


                                   ARTICLE 7
                     BUSINESS CONTRIBUTIONS AND OPERATION
                     ------------------------------------

7.1       LOCATIONS WHERE SERVICE WILL BE PROVIDED
          ----------------------------------------

     (a) EXCLUDED TERRITORY. The Limited Partnership shall provide the Limited Partnership Business in the Exclusive Territory.

     (b) BUSINESS WHERE MAJOR LIMITED PARTNERS OPERATE. Subsequently, the Limited Partnership may carry on the Business in those Canadian cities listed in Schedule C, as amended from time to time, where both Major Limited Partners operate.

     (c) REST OF CANADA. In those areas of Canada outside the geographic markets described in Sections 7.1 (a) and (b) hereof, the following shall apply:

          (i) In Canadian markets where only one Major Limited Partner has an operating presence, that Major Limited Partner has the right to include or exclude the other Major Limited Partner from the Business carried on in that market. If such Major Limited Partner chooses to include the other Major Limited Partner in the Business and the invited Major Limited Partner elects to participate, the Limited Partnership shall carry on the Business in that market. If one Major Limited Partner is excluded or chooses not to be included, then the other Major Limited Partner may carry on the Business in that market in association with another local party, and that business association shall have the right to use the Limited Partnership's know-how and intellectual property under terms to be agreed to with the Limited Partnership and the Limited Partners.

          (ii) In Canadian markets where neither of the Major Limited Partners has an operating presence, the two Major Limited Partners may agree to cause the Limited Partnership to enter that market. If one Major Limited Partner chooses not to participate, then the other Major Limited Partner may carry on the Business with another party, and that business association shall have the right to use the Limited Partnership's know-how and intellectual property under terms to be agreed to with the Limited Partnership and the Limited Partners.

     (d) WHERE THE PARTIES OPERATE. For the purpose of determining whether a Limited Partner operates in a given market, the following shall apply:

          (i) The determination shall be made immediately prior to the time that the Limited Partnership or a Limited Partner has notified the other parties that it is considering operating the Business in that city.

          (ii) As of the date hereof, Torstar/Metroland and Tele-Direct shall be considered to be operating in the cities listed in Schedule C.

          Within 30 days after commencing operation in a new city, a Limited Partner shall advise the other Limited Partners in writing that it is operating the Business in that city.

 7.2      SITE SELECTION
          --------------

          The site or sites for the Limited Partnership Business shall be determined by the Executive Committee, leveraging the brands, where possible, from Tele-Direct, Metroland, CitySearch Canada or their affiliated corporations or other affiliated entities.

 7.3      CONTRIBUTIONS OF THE LIMITED PARTNERS
          -------------------------------------

          In addition to any assets that are being contributed pursuant to the Ancillary Agreements hereto, the initial inputs of the Limited Partners shall be as follows:

     (a) From the date hereof, Torstar/Metroland hereby grants to the Limited Partnership a royalty-free license to use the know-how and intellectual property belonging to Torstar ("Torstar/Metroland's Inputs") as described in Schedule D; and

     (b) From the date hereof, Tele-Direct hereby grants to the Limited Partnership a royalty-free license to use the know-how and intellectual property belonging to Tele-Direct ("Tele-Direct's Inputs") as described in Schedule D.

 7.4      SUBSEQUENT INPUTS
          -----------------

          The Limited Partners agree to use their reasonable best efforts to make available to the Limited Partnership other know-how and intellectual property that will add value to the Business belonging to them or their affiliated entities at reasonable market rates.

7.5       TELE-DIRECT CONTRIBUTIONS
          -------------------------

          Tele-Direct will transfer free of charge to the Limited Partnership the following existing or planned Internet services (and related personnel for item 4 only) relating to the Exclusive Territory as defined in Schedule A:

                                                Greater Toronto Area ("GTA")
          Internet Service                         Estimated Annual Revenue
          ----------------                      ------------------------------

          1. Repurposed Advertisements
             for the Internet (upselling from
             print based directory)
          2. E-mail                           $[*]
          3. URL links (links from online
             directory listings to home pages)

          4. Web Sites                        $[*]

          Revenues shall accrue to toronto.com for sales or renewals made after the date hereof.

7.6       EXCLUDED TEP/METROLAND ASSETS AND EXCLUDED TELE-DIRECT ASSETS
          -------------------------------------------------------------

     (a) EXCLUDED TEP/METROLAND ASSETS. The Limited Partners acknowledge that Metroland and Torstar Electronic Publishing Ltd. ("TEP"), an Affiliate of Torstar, have built and currently offer in the Exclusive Territory certain electronic offerings. The Limited Partners recognize that some combination of such electronic offerings with the Limited Partnership Business may be to the mutual advantage of Metroland, TEP and the Limited Partnership. In the event of such a contribution, details of which are subject to negotiation, the Limited Partners intend that:
          (a) the revenues from TEP's and Metroland's currently existing business will be excluded from the calculation of the Limited Partnership's revenue; and (b) the Limited Partnership will share in a portion of any revenues of Metroland or TEP related to products or services jointly developed with the Limited Partnership on terms to be mutually agreed upon by Metroland, TEP and the Limited Partnership.

     (b) EXCLUDED TELE-DIRECT ASSETS. The Limited Partners acknowledge that Tele-Direct and its Affiliates have built and currently offer in the Exclusive Territory certain electronic offerings. The Limited Partners recognize that some combination of such electronic offerings with the Limited Partnership Business may be to the mutual advantage of Tele-Direct, its Affiliates and the Limited Partnership. In the event of such a contribution, details of which are subject to negotiation, the Limited Partners intend that:


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (a) the revenues from Tele-Direct and its Affiliates' currently existing business will be excluded from the calculation of the Limited Partnership's revenue; and

          (b) the Limited Partnership will share in a portion of any revenues of Tele-Direct and its Affiliates relating to products or services jointly developed with the Limited Partnership on terms to be mutually agreed-upon by Tele-Direct, its Affiliates and the Limited Partnership.

7.7       EXCLUDED ASSETS
          ---------------

          The following assets of each of Metroland and Tele-Direct and their respective Affiliates are not being transferred to the Limited Partnership as part of a Major Limited Partner's Capital contributions to the Limited Partnership but may be available to the Limited Partnership on mutually satisfactory terms and conditions.

     (A)  EXCLUDED TORSTAR/METROLAND ASSETS

          -  Thestar.com
          -  Torstar.com
          -   Any national classifieds
             content and/or portal services unless entered into jointly with Tele-Direct.

     (B)  EXCLUDED TELE-DIRECT ASSETS

          -  All Internet services outside the Exclusive Territory
          -  Internet services in association with CANYPS
          -  Teledirect.com
          -  Canadayellowpages.com
          -  Yellowpages.ca / PagesJaunes.ca
          -  Canadian Trade Index (CTI)
          -  Caribbean Travel Guide
          -  Yellowpages of Golf
          -  BonVoyage.com
          -  Telecom Directories (Hong Kong)
          -  Chinese Yellow Pages

 7.8      [*]
          ---------

          The General Partner and the Limited Partners agree to consider [*] as the exclusive portal for the Limited Partnership once [*] has reached a significant share

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

([*]%) of the Toronto online subscriber market and relevant traffic which will be reviewed annually, provided that [*] remains an open system freely accessible from the World Wide Web.

          Tele-Direct will use its best efforts to assist the Limited Partnership to work with [*] to maximize the exposure of the toronto.com service.

 7.9      CITYSEARCH CANADA COMPETITORS
          -----------------------------

          The Major Limited Partners agree not to utilize the services of a Direct Competitor of CitySearch Canada in the Exclusive Territory for the Limited Partnership Business.


                                   ARTICLE 8
                         COVENANTS OF LIMITED PARTNERS
                         -----------------------------

 8.1      COVENANTS
          ---------

          Each Limited Partner covenants that, throughout the term of this Agreement, the Limited Partner shall:

     (a) ensure its continued qualification under the laws of its jurisdiction of incorporation and such jurisdictions where the Limited Partnership conducts the Limited Partnership Business to the extent it is reasonably within its power to do so;

     (b) subject to the rights and obligations of the Limited Partners pursuant to the License and Services Agreement and any amendments thereto, the Limited Partners agree not to disclose or use any confidential or proprietary information of the other Limited Partner or any of its Affiliates or of the Limited Partnership to which it may have access or have disclosed to it by virtue of the Limited Partnership, except for the purposes of the Limited Partnership and shall ensure that all persons to whom any such information is disclosed is bound by a duty of confidence with respect thereto;

     (c) not permit any security interest, encumbrance, pledge or other similar claim to exist against its Limited Partnership Interest or its interest in any property of the Limited Partnership;

     (d) at all times duly and punctually pay and discharge separate and private debts and engagements whether present or future and keep the Limited Partnership and the


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          other Limited Partners indemnified therefrom and from all actions, proceedings, costs, claims, demands, damages and expenses in respect thereof; and

     (e) maintain its Canadian resident status for purposes of the Income Tax Act (Canada).


                                   ARTICLE 9
                 TERMINATION, DISSOLUTION AND NON-COMPETITION
                 --------------------------------------------

9.1       TERM
          ----

          Except as otherwise provided in this Agreement, the Limited Partnership created by this Agreement shall begin on the date hereof and shall continue thereafter until the Limited Partnership is dissolved pursuant to
Section 9.2, or the Limited Partnership is otherwise dissolved by operation of law, notwithstanding changes from time to time in the Persons who are Limited Partners.

 9.2      DISSOLUTION
          -----------

     (1)  The Limited Partnership may be dissolved in the following manner:

     (a) commencing three (3) years from the date hereof, and any time thereafter, any Limited Partner shall have the right to dissolve the Limited Partnership upon the occurrence of any one of the following events:

          (i) the financial statements of the Limited Partnership for the fiscal period ending December 31, 2001 or at the end of any subsequent twelve (12) month period thereafter, do not show positive EBITDA; or

          (ii) at the end of August 31, 2001 or at the end of any twelve (12) month period thereafter, toronto.com is not, in the Exclusive Territory, ranked either first or second among competing, comparable city guides with similar kinds of features, such ranking to be determined by an independent web traffic measurement firm acceptable to all of the Limited Partners, based upon measurement criteria generally accepted in the industry that include, but are not limited to, the tracking of traffic and transactions.

          The criteria set forth in the foregoing clause (a)(i) are subject to reasonable adjustments to take into account changes in the business focus and/or traffic of toronto.com and adjustments to the Business Plan agreed upon by the Board of Directors.

          Upon the occurrence of either of the foregoing events, any Limited Partner has the right, but not the obligation, to give written notice to the other Limited Partners that the Limited Partnership shall be dissolved following thirty (30) days from the date of such notice. At the end of such thirty (30) day period, the Limited Partnership shall take all necessary steps to sell its assets and the proceeds therefrom shall be distributed to the Limited Partners in accordance with
          Section 9.2(2) hereof; or

     (b)  otherwise by operation of law.

     (2) Upon sale of all or substantially all of the assets of the Limited Partnership, or upon dissolution of the Limited Partnership pursuant to either
Section 9.2(1)(a) or (b) above, a full and general account shall be taken of the assets, credits, debts and liabilities of the Limited Partnership and of the transactions and dealings thereof and with all convenient speed such assets and credits shall be sold, realized and collected and the proceeds shall be applied as follows:

     (a) firstly, in paying and discharging the debts and liabilities of the Limited Partnership to the Persons who are not Limited Partners and the expenses of and incidental to the dissolution of the Limited Partnership;

     (b) secondly, in paying to each Limited Partner any unpaid debts and liabilities (including any unpaid net profits) which may be due to it, including without limitation, payment of the balance, if any, of the royalty fee payable to CitySearch U.S.A. pursuant to section 4.08 of the Amended and Restated Licence and Services Agreement; and

     (c) thirdly, the balance, if any, of such proceeds and cash, shall be divided between the Limited Partners proportionately to their Limited Partnership Interests subject to the provisions of Section 6.7 hereof.

     (3) On dissolution of the Limited Partnership, the Board of Directors shall act as the receiver of the Limited Partnership. If the Board of Directors shall be unable or unwilling to so act, the General Partner may appoint some other appropriate Person as receiver of the Limited Partnership.


                                  ARTICLE 10
                                   INSURANCE
                                   ---------

10.       INSURANCE
          ---------

          Unless the General Partner directs otherwise, the Limited Partnership shall maintain insurance in respect of its business, operations and activities, and the other assets of the

Limited Partnership of such types and in such amounts as the Board of Directors deems advisable including, without limitation, third party liability insurance and product liability insurance, both during the operation of the Limited Partnership Business and until any dissolution is completed.


                                  ARTICLE 11
                                    GENERAL
                                    -------

 11.1     FURTHER ASSURANCES
          ------------------

          Each Limited Partner shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the General Partner may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

 11.2     PUBLIC ANNOUNCEMENTS
          --------------------

          Subject to applicable law or stock exchange regulation, no public announcement or press release primarily concerning the Limited Partnership shall be made by any Limited Partner without the prior consent of the General Partner and joint approval of the other Limited Partners. If a Limited Partner wishes to issue a press release primarily concerning the Limited Partnership it shall provide a draft thereof (or the portion thereof relating to the Limited Partnership) to the General Partner and the other Limited Partners as soon as a draft is available and shall consider any reasonable comments of the General Partner and the other Limited Partners with respect to the press release provided that such comments are provided forthwith upon receipt of the draft. Any failure to provide comment with respect to a draft press release within three (3) Business Days shall be deemed to constitute consent to the release thereof.

 11.2     BENEFIT OF THE AGREEMENT
          ------------------------

          This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

 11.4     ENTIRE AGREEMENT
          ----------------

          This Agreement, the Unanimous Shareholder Agreement and the Ancillary Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancel and supersede any prior understandings and agreements between the parties hereto with respect thereto including a term sheet entitled, "CitySearch-Term Sheet for Partnership Agreement" dated July 16, 1998 and the initialled addendum attached thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement, the Unanimous Shareholders Agreement or the Ancillary Agreements.

 11.5     DISPUTE RESOLUTION
          ------------------

          If any difference or dispute shall arise among the parties hereto in respect of any matter arising out of this Agreement, including, without limitation, the interpretation of any provision hereof, such difference or dispute shall, unless settled by agreement between or among the disputing parties be submitted to arbitration by a single arbitrator, if the parties can agree on one. Any such arbitration shall be conducted in accordance with the provisions of the Arbitration Act (Ontario), as from time to time amended or replaced. If the parties fail to appoint an arbitrator within seven (7) days of reaching agreement to resolve the dispute by arbitration, any one of the parties in dispute may apply to a judge of the Ontario Court (General Division) to appoint an arbitrator. The arbitrator so appointed shall forthwith proceed to arbitrate the dispute. The cost of the arbitration shall be paid as determined by the arbitrator. Despite anything to the contrary contained in the Arbitration Act (Ontario) the decision arrived at by the arbitrator shall be final and binding upon the parties and all Persons claiming through or under them and no appeal shall lie from any award of the arbitrator.

 11.6     AMENDMENT AND WAIVER
          --------------------

          This Agreement may be amended on the initiative of the General Partner with the consent of the Limited Partners. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

 11.7     ASSIGNMENT
          ----------

          Except as may be expressly provided in this Agreement, no Limited Partner may assign its rights or obligations under this Agreement without the prior written consent of the General Partner and the other Limited Partners.

 11.8     NOTICES
          -------

          Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery or by transmittal by electronic means of communication addressed to the recipient as follows:

     For the General Partner:

          1 Yonge Street
          Toronto, Ontario
          M5E 1E6

          Attention:    Chairperson
          Fax No.:      (416) 865-3618

     For Tele-Direct:

          325 Milner Avenue, Suite 1050
          Scarborough, Ontario  M1B 5S8

          Attention:    Mr. Douglas G. Renwicke
          Fax No.:      416-412-5870
     with a copy to:

          325 Milner Avenue, Suite 1050
          Scarborough, Ontario  M1B 5S8
          Attention:    Mr. Shaul I. Ezer
                        Vice-President, General Counsel and Secretary
          Fax No.:      416-412-5858

                                     -33-
     For Metroland or Torstar:

          c/o Torstar Corporation
          1 Yonge Street
          Toronto, Ontario
          M5E 1P9

          Attention:    Mr. David Wetherald
                        General Counsel and Secretary
          Fax.  No.:    (416) 869-4183

     with a copy to:

          Toronto Star Newspapers Limited
          1 Yonge Street
          Toronto, Ontario
          M5E 1E6

          Attention:    Mr. Rocco Rossi
                        Vice-President, Strategic Planning & New Media
          Fax No.:      (416) 865-3618

     To CitySearch Canada or CitySearch U.S.A.:

          c/o CitySearch, Inc
          790 East Colorado Boulevard
          Suite 200
          Pasadena, California 91101
          U.S.A.

          Attention:    Douglas McPherson, Chief Legal Officer
          Fax No.:      (626) 405-9929

     with a copy to:

          Attention:    Bradley Ramberg
                        Chief Financial Officer
          Fax No.:      (626) 405-9929

or to such other address, electronic communication number or individual as may be designated by notice given by the General Partner or any Limited Partner to the others. Any communication shall be conclusively deemed to have been given on the day of actual delivery thereof if such day is a Business Day and the communication is delivered or transmitted during the normal business hours of the recipient and on the Business Day during which normal business hours next occur if given after such hours on any day.

 11.9     GOVERNING LAW
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

 11.10    LIMITED PARTNER NOT A GENERAL PARTNER
          -------------------------------------

          In the event that any provision of this Agreement should have the effect of imposing upon a Limited Partner any of the obligations of the General Partner, such provision shall be of no force and effect and shall not be part of this Agreement, but the remainder of this Agreement shall continue in effect.

 11.11    COUNTERPARTS
          ------------

          This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had executed the same document. All counterparts shall be construed together and shall constitute one agreement.


          IN WITNESS WHEREOF the parties hereto have executed this Agreement.


                         1310818 ONTARIO INC.


                         Per: /s/ D. G. Renwicke
                             ---------------------------------


                         _____________________________________


                         TELE-DIRECT (SERVICES) INC.


                         Per: /s/  D. G. Renwicke
                             ---------------------------------

                         _____________________________________

                         METROLAND PRINTING, PUBLISHING & DISTRIBUTING LTD.


                         Per: /s/ David Wetherald
                             ---------------------------------

                         _____________________________________


                         CITYSEARCH CANADA INC.


                         Per: /s/ Michael Barton
                             ---------------------------------


                         CITYSEARCH, INC.


                         Per: /s/ Michael Barton
                             ---------------------------------


                         TORSTAR CORPORATION


                         Per: /s/ David Wetherald
                             ---------------------------------

                         _____________________________________


                         TELE-DIRECT (PUBLICATIONS) INC.


                         Per: /s/ D. G. Renwicke
                             ---------------------------------

                         _____________________________________

                                   EXHIBIT A

                                PROMISSORY NOTE
                                ---------------

AMOUNT:  $[*]CDN)                                                AUGUST 31, 1998

          FOR VALUE RECEIVED, the undersigned hereby promises to pay to or to the order of Toronto.com, a limited partnership, at Toronto, Ontario or such other place as the Limited Partnership may direct in writing, the sum of [*] Dollars ($[*]) (the "Principal Amount"), all in lawful money of Canada, and payable in accordance with, and subject to, the provisions regarding the payment of such amount set forth in this Promissory Note.

          This Promissory Note is issued pursuant to and is subject to certain provisions of a limited partnership agreement between, among others, 1310818 Ontario Inc., Tele-Direct (Services) Inc., Metroland Printing, Publishing & Distribution Ltd. and CitySearch Canada Inc., made as of the 31st day of August, 1998 (the "Limited Partnership Agreement"). In the event of any inconsistency between the terms of this Promissory Note and the terms of the Limited Partnership Agreement, the terms of the Limited Partnership Agreement shall govern to the extent of any such inconsistency. All capitalized terms used herein unless otherwise defined shall have the meaning ascribed thereto in the Limited Partnership Agreement.

          The sum of [*] Dollars ($[*]) of the Principal Amount shall be due and payable on February 26, 1999 and the sum of [*] Dollars ($[*]) of the Principal Amount shall be due and payable on May 28, 1999, or on such earlier dates as determined by the Board of Directors of the General Partner.

          The Principal Amount shall bear interest from the date such sums are due, calculated on the daily balance of such sums. Interest shall be payable monthly on the last day of each month at Toronto, or at such other place as the Limited Partnership shall direct in writing, after maturity, default and judgment, at the rate per annum quoted by Canadian Imperial Bank of Commerce ("CIBC") from time to time as its prime rate for Canadian dollar commercial loans made in Canada, adjusted automatically from time to time upon change by CIBC without notice to the undersigned, and interest on overdue interest payable at the same time, place and rate.

          The undersigned waives presentment for payment, notice of dishonour, notice of non-payment, protest and notice of protest in respect of this Promissory Note.

          The rights or obligations under this Promissory Note may not be assigned or otherwise transferred.

          This Promissory Note shall be governed by and construed in accordance with the laws of the province of Ontario and the laws of Canada applicable therein and the undersigned hereby attorns to the jurisdiction of the courts of the province of Ontario for all purposes relating to this Promissory Note.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          This Promissory Note is binding upon the undersigned and its successors and permitted assigns and is for the benefit of the Limited Partnership and its successors and permitted assigns.

          DATED this 31st day of August, 1998.


                         TELE-DIRECT (SERVICES) INC.


                         By:_____________________________
                         Its:____________________________

                                  SCHEDULE A

                      AREA MAP OF THE EXCLUSIVE TERRITORY
                      -----------------------------------


                         [Map of Greater Toronto Area]

                                  SCHEDULE B

               DESCRIPTION OF THE LIMITED PARTNERSHIP'S BUSINESS
               -------------------------------------------------

(a)  GENERAL.  The Limited Partnership's business shall be to develop and
     -------
     operate local on-line services (with content comprising local news and information, local events, yellow pages business directories, and with classified advertising content relating to jobs, automotive, real estate and other classifications) that facilitate communication and business transactions for internet users, generating revenue from advertising and electronic commerce transactions in the Exclusive Territory ("the Exclusive Territory") described in Schedule A. The Limited Partnership's business shall include:

- To create a new entity in the local, online city directory and guide business to operate as toronto.com

- Building on the above, to create the best platform of local information that facilitates communication and business transactions for Internet users

-    This platform will become a focal point for [*]

- Content for the Toronto area local online directory and guide is not limited to, but generally includes the following categories:

(a)  Yellow Pages (TM) Business Directory (Tele-Direct)

(b)  Classified Advertising (Star)

(c)  Features and Events
     News, Weather, Sports
     Arts and Entertainment
     Community Information

-    [*]

Note: The Major Limited Partner shall contribute the above elements to toronto.com royalty-free, subject to any royalty that may have to be paid to a third party.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  SCHEDULE C

CITIES/REGIONS IN WHICH TORSTAR/METROLAND OPERATE
-------------------------------------------------

[*]


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

CITIES/REGIONS IN WHICH TELE-DIRECT OPERATES
--------------------------------------------

[*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  SCHEDULE D

                                    INPUTS
                                    ------


TORSTAR/METROLAND INPUTS
------------------------

1) License to use various Torstar affiliate logos and trademarks, including "The Toronto Star"

2)    Reciprocal links from thestar.com and torstar.com

3) Filler ad cross promotion support from Torstar print properties and Toronto Star Television

4)    Piggyback on local promotions - events and sponsorship opportunities


CITYSEARCH INPUTS
-----------------

Amended and Restated License and Services Agreement dated as of August 31, 1998 Toronto.com Sublicense and Services Agreement dated as of August 31, 1998


TELE-DIRECT INPUTS
------------------

1. Yellow Pages Business Listings Data for the Exclusive Territory - Updated Monthly -Initial and Update

2.    700 Digital Photos of GTA Restaurants

3. 500 Plus Enhanced Restaurants Listings in GTA - Food Type, Dress Code, etc.

4.    License to use Yellow Pages (TM) Logo and Trademark

5.    Yellow Pages.ca/PagesJaunes.ca Links (reciprocal)

6.    Filler ad Cross Promotion Support from Yellow Pages (TM) Print Business

7.    Piggyback on Local Promotion - Events and Sponsorship Opportunities

Note: (1) Item 4 is subject to the Limited Partnership executing the standard form license agreement in use by Tele-Direct (Publications) Inc., the owner of the Logo and Trademark.

     (2) Item 1 is subject to restrictions or prohibitions that may be imposed by the local telephone company or the CRTC.

                                  SCHEDULE E

                         LIMITED PARTNERSHIP INTEREST
                         ----------------------------

LIMITED PARTNERSHIP INTERESTS AS OF AUGUST 31, 1998
---------------------------------------------------

GENERAL PARTNER

1310818 Ontario Inc.       0.1%

LIMITED PARTNERS

Tele-Direct              44.96%
Metroland                44.96%
CitySearch Canada         9.98%